Exhibit 10.25

June 1, 2017

Adam Pliska

CEO & President

WPT Enterprises, Inc.

1920 Main Street, Suite 1150

Irvine, California 92614

Re: World Poker Tour Corporate Restructure & Change of Ownership of Episodes

Dear Adam:

We refer to the Program Production and Televising Agreement, dated as of July 25, 2008 (as amended from time to time, the “ClubWPT Agreement”) and the Agreement, dated as of May 24, 2016 (as amended, the “Network Agreement”, and together with the ClubWPT Agreement, the “Agreements”), between WPT Enterprises, Inc. (“WPTE”) and National Sports Programming (“Fox”), pursuant to which Fox will distribute episodes of the World Poker Tour television series and TBD Programming. Any defined terms used but not defined herein shall have the meaning set forth in the Agreements.

Fox acknowledges that due to changes in WPTE’s corporate structure, WPTE will assign any and all ownership of the Programs as referenced in the ClubWPT Agreement and any and all ownership of the Episodes as referenced in the Network Agreement to WPT Studios USA, Inc., a new Nevada corporation under the same common ownership as WPTE.

WPTE and Fox hereby agree that the first sentence of Section 6 of the ClubWPT Agreement is amended and restated as follows:

“a. WPT Studios USA, Inc. shall be the sole and exclusive worldwide owner of all rights in the Programs and all elements thereof and all translations and localizations thereof except for FSN’s proprietary marks used in the Programs, if any, and FSN’s proprietary rights used in the production of the Programs; provided, however, FSN hereby grants WPT Studios USA, Inc. a non-exclusive license to include such FSN proprietary rights as part of the Programs; provided, further, FSN acknowledges and agrees that WPT Studios USA, Inc. has the non-exclusive right to use the Program format independently of the production of the Programs.”

WPTE and Fox hereby agree that the last sentence of Section 5 of the Standard Terms & Conditions in Exhibit A of the Network Agreement is amended and restated as follows:

“Except as set forth in Section 1 of the STC with respect to Fox materials and elements and subject to the rights granted in this Agreement, the Episodes, including all elements thereof and rights contained therein, are and shall remain the exclusive property of WPT Studios USA, Inc. under United States copyright, trademark and all other applicable laws and any rights not granted herein shall be reserved by WPT Studios USA, Inc.”

Except as set forth herein, the Agreements will not otherwise be changed, altered or amended and remains in full force and effect. This letter agreement, together with the Agreements, constitutes the entire understanding and agreement between the parties with respect to the subject matter of the Agreements.

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If the above confirms your understanding, please signify your acceptance by signing below.

Sincerely,

NATIONAL SPORTS PROGRAMMING

By: ________________________________

Name: _____________________________

Title: ______________________________

Agreed and Accepted by:

WPT ENTERPRISES, INC.

By: ________________________________

Name: _____________________________

Title: ______________________________

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